ALLSTATE LIFE INSURANCE COMPANY
                         LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062
                        Direct Dial Number 847-402-5352
                             Facsimile 847-402-3781

Brenda D. Sneed
Assistant Secretary
 and Assistant General Counsel

                                August 26, 1999


TO:    LSA VARIABLE SERIES TRUST

FROM:  BRENDA D. SNEED
       ASSISTANT SECRETARY AND ASSISTANT GENERAL COUNSEL

RE:    FORM N-1/A REGISTRATION STATEMENT
       UNDER THE SECURITIES ACT OF 1933
       FILE NO. 333-80845


With reference to the Registration Statement on Form N-1/A filed by LSA Variable Series Trust (the "Fund") with the Securities and Exchange Commission, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

     The securities issued by the Fund, and registered by the above Registration
     Statement,   when  issued,   will  be  legally  issued,   fully  paid,  and
     nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name in the Prospectus constituting a part of the Registration Statement.


Sincerely,


/s/BRENDA D. SNEED
--------------------
Brenda D. Sneed
Assistant Secretary and
 Assistant General Counsel